Exhibit 10.6

Lakeland Bancorp, Inc.

Directors’ Deferred Compensation Plan

As Amended and Restated as of December 31, 2008

ARTICLE I – PURPOSE AND SCOPE

1.1 ESTABLISHMENT

Lakeland Bancorp, Inc. (the “Bancorp”) established, effective as of January 1, 1996, as amended from time to time, and as amended and restated December 31, 2007, an unfunded deferred compensation plan for eligible members of its Board of Directors and their surviving spouses, as described herein, entitled the “Lakeland Bancorp Directors’ Deferred Compensation Plan” (the “Plan”). The Plan is hereby amended and restated, effective as of December 31, 2008 (the “Restatement Date”), in order to comply with certain requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”).

1.2 PURPOSE

The purpose of this Plan is to provide designated members of the Board of Directors of the Bancorp (the “Board”) with compensation following their separation from service with the Bancorp. All capitalized terms in the Plan shall have meaning ascribed to them under the Plan, as the context of the Plan may require.

1.3 APPLICATION OF THE PLAN

The terms of the Plan are applicable only to eligible members of the Board who were in the service of the Bancorp between January 1, 1996 and December 31, 2008 (“Directors”). Any member of the Board who retired or whose relationship as a member of the Board was otherwise terminated prior to January 1, 1996 or who became a member of the Board after December 31, 2008 shall not be eligible to participate in the Plan.

1.4 SCOPE

This Plan is designed to provide designated Directors with deferred compensation. Nothing herein contained, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a fiduciary relationship between the Bancorp and any Director or any Director’s surviving spouse, dependents, estate or beneficiaries, or any other person.

Any reserves or liabilities set up on the Bancorp’s books of account with respect to any benefits to be paid under this Plan shall continue for all purposes to be a part of the general funds or assets of the Bancorp. To the extent that any person acquires right to receive payments from the Bancorp under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bancorp.

ARTICLE II – PARTICIPATION

2.1 ELIGIBILITY FOR PARTICIPATION

Each Director who has served as a member of the Board for five or more years, including service on the Lakeland Bank Board prior to the formation of the Bancorp, shall be eligible to receive a benefit under the Plan, as described herein; provided, however, that the Board shall, in its sole and absolute discretion, determine who is eligible to participate in the Plan. Decisions of the Board shall be conclusive and binding on all persons. For purposes of the Plan, “Years of Service” shall mean the whole number of years of service of a designated Director as a member of the Board (or as a member of the Lakeland Bank Board prior to the formation of the Bancorp), including periods prior to 1996.

2.2 DURATION OF PARTICIPATION

A Director who is designated by the Board to participate in the Plan shall be deemed a “Participant” of the Plan and shall continue to be a Participant until the later of such Director’s separation from service as a member of the Board or the date such Director is no longer entitled to benefits under the Plan.

ARTICLE THREE – DEFERRED COMPENSATION

3.1 ELIGIBILITY TO RECEIVE DEFERRED COMPENSATION

The Bancorp shall pay deferred compensation with respect to each:

(a)	Participant who has qualified to receive a benefit under this Plan; and

(b)	surviving spouse of a Participant (who has qualified to receive a benefit under this Plan) who, at the time of such Participant’s death, is married to or in a civil union with such Participant (“Surviving Spouse”);

in each case whose amount of deferred compensation, determined in accordance with Section 3.2, is greater than $0. Such deferred compensation shall be paid directly to such Participant, or to the Participant’s Surviving Spouse, from the general assets of the Bancorp, only to the extent and at such times as provided herein. A Surviving Spouse will receive compensation at the same time and in the same form as would have otherwise been provided to the Participant. Upon the death of a deceased Participant’s Surviving Spouse, no further benefits will be paid in respect of such Participant’s benefit hereunder.

3.2 AMOUNT OF DEFERRED COMPENSATION

The amount of the deferred compensation shall be as set forth in this Section 3.2 below.

A Participant (and/or a Surviving Spouse as applicable) shall be entitled to payments in accordance with Section 3.1 shall receive the payments indicated below in annual payments (unless the Participant makes an irrevocable written election to receive such payments in monthly or quarterly payments), payable for up to ten (10) consecutive years.

Upon a Participant’s death that occurs while receiving payments hereunder, the balance of payments hereunder shall be payable to the Participant’s Surviving Spouse in accordance with the payment schedule applicable to the Participant.

Upon a Participant’s death that occurs prior to the commencement of payments hereunder, the Participant’s Surviving Spouse will commence receiving payments immediately following the Participant’s death.

Upon the death of a Participant that does not have a Surviving Spouse (or upon the death of a Surviving Spouse), any or all remaining payments to or in respect of such Participant hereunder shall terminate.

Each person who becomes a Director after the Restatement Date shall be eligible to make a written election within thirty (30) days following the date he or she becomes a Participant. All such elections shall be made on such form approved by the Bancorp and shall be irrevocable. All payments under the Plan shall be in the form of cash.

The first payment to a Participant under the Plan shall be made upon the Participant’s Normal Retirement Date (or, if earlier, on the 30th day following the Participant’s death but in no event later than December 31 of the year in which such death applies), with each subsequent payment being made on January 1 of each subsequent calendar year following the year in which the first payment was made, unless the Participant elected quarterly or monthly payments, in which case each subsequent payment shall be made on the first day of the next month or calendar quarter, as applicable, following the first payment.

The following sets forth the payments to be made to Participants (and/or Surviving Spouses) hereunder:

•	$17,500 per year if the Participant attains 30 or more Years of Service;

•	$15,000 per year if the Participant attains 25 or more (but less than 30) Years of Service;

•	$12,500 per year if the Participant attains 20 or more (but less than 25) Years of Service;

•	$10,000 per year if the Participant attains 15 or more (but less than 20) Years of Service;

•	$ 7,500 per year if the Participant attains 10 or more (but less than 15) Years of Service;

•	$ 5,000 per year if the Participant attains 5 or more (but less than 10) Years of Service;

•	No payments if the Participant does not attain at least 5 years of service.

3.3 NORMAL RETIREMENT DATE

The Normal Retirement Date for a Director shall be the first day of the month following the date at which the Director shall have attained (i) age 75 (for Participants who first became Directors as of March 13, 1996) or (ii) age 72 (for Participants who first became Directors following March 13, 1996).

ARTICLE FOUR – PAYMENT OF DEFERRED COMPENSATION

4.1 COMMENCEMENT OF PAYMENTS

Payments hereunder shall commence to be paid to a Participant upon either of such Participant’s termination as a Director or attaining Normal Retirement Date, as selected by Participant; provided, that, in the event of the death of a Participant, payments hereunder shall commence to be paid to the Surviving Spouse upon such Participant’s death.

4.2 ALIENATION OF DEFERRED COMPENSATION PROHIBITED

No compensation payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind, except as required by law. Neither shall any compensation payable at any time under the Plan be subject in any manner to the debts or liabilities of any person entitled to such benefit, nor shall the Bancorp be required to make any payments toward such debts or liabilities.

4.3 INCAPACITY

In the event that any deferred compensation hereunder is, or becomes, payable to a minor or to a person under legal disability, or to a person not judicially declared incompetent but who by reason of illness or mental or physical disability is, in the opinion of the Bancorp, incapable of personally receiving and giving valid receipt of such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Bancorp may provide for such payment or any part thereof be made to any person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for such person and a complete discharge of the liability of the Bancorp therefor.

ARTICLE V – GENERAL PROVISIONS

5.1 FUNDING

It is the express intention of the Bancorp that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Bancorp intends to establish appropriate reserves on its books of account in accordance with generally accepted accounting principles. In addition, the Bancorp may establish a Trust to hold assets of the Bancorp as a reserve for the discharge of the Bancorp’s obligation to Participants. In that event, such reserves shall be, for all purposes, part of the general funds of the Bancorp and no Participant, spouse or other person claiming a right under the Plan shall have any interest, right or title to such reserves.

5.2 RIGHT TO AMEND, SUSPEND OR TERMINATE

The Bancorp reserves the right at any time and from time to time to amend, suspend or terminate the Plan by action of the Board without the consent of any Participant, spouse, beneficiary or other person claiming a right under the Plan. No amendment of the Plan shall reduce the benefits of any Participant below the amount which he or she has accrued as of the date of termination.

5.3 EFFECT OF TERMINATION

In the event that the Plan is terminated, there shall be no further accrual of benefits after the date of such termination.

5.4 RIGHTS TO BENEFITS

No person shall have any right to a benefit under the Plan except as such benefit has accrued to him or her in accordance with the terms of the Plan, and then such right shall be no greater than the rights of any unsecured general creditor of the Bancorp. Notwithstanding any other provisions of this Plan, if a Director shall be terminated from service for reason of fraud, dishonesty, larceny, misappropriation or embezzlement committed against the Bancorp or any of its affiliates or customers, all of such Director’s rights to benefits under this Plan shall be immediately and automatically forfeited.

5.5 ADMINISTRATION OF THE DEFERRED COMPENSATION PLAN

The Bancorp may establish a committee of the Board (the “Committee”) to administer the Plan. Except as otherwise specifically provided in the Plan, the Committee shall be the administrator of the Plan. The Committee shall have full authority to determine all questions arising in connection with the Plan including its interpretation may adopt procedural rules and may employ and rely on such legal counsel, consultants, accountants and agents, as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons. If no Committee is established, the Board shall serve as the Committee.

5.6 CONSTRUCTION

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of New Jersey.

5.7 TITLES

The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as a part of the Plan, or have any effect on the meaning of the provisions hereof. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine and vice versa; and such words as “herein”, “hereinafter”, “hereof’ and “hereunder” shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

5.8 IMPOSSIBILITY OF ACTION

In case it becomes impossible for any fiduciary to perform any act under this Plan, that act shall be performed which in the judgment of such fiduciary will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

5.9 SEPARABILITY

If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

5.10 AUTHORIZED OFFICERS

Whenever the Bancorp or the Committee, under the terms of the Plan, is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by the duly authorized officer of the Bancorp or his or her authorized designee.

5.11 CERTAIN RIGHTS AND LIMITATIONS

The establishment of the Plan shall not be construed as conferring any legal rights upon any Director to remain in the service of the Bancorp as a director, nor shall it interfere with the rights of the Bancorp to terminate the service of any Director and to treat him or her without regard to the effect that such treatment might have upon that Director’s participation in the Plan.

5.12 CHANGE IN CONTROL

In the event of a “Change in Control” of the Bancorp, as defined below, and in the event that any Participant separates from service as a Director at any time following such Change in Control, then such Participant shall be deemed to have accumulated, for purposes of Section 3.2, such additional number of Years of Service as such Participant would have received hereunder assuming that such Participant remained in service as a Director through the date he or she reached the Normal Retirement Date as set forth in Section 3.3.

A “Change in Control” of the Bancorp shall mean any of the following:

(1)	a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Bancorp, or a similar transaction in which the Bancorp is not the resulting entity; or

(2)	a change in control within the meaning of 12 C.F.R. §225.2 (e) (1), as determined by the Board; or

(3)	an event occurs of a nature that (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to

Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), or (ii) results in a change in control of the Bank within the meaning of the Rules and Regulations promulgated by the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, as in effect on the date hereof; or

(4)	any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Bancorp is or becomes a “beneficial owner” (as defined in Rule 13(d) under the Exchange Act) directly or indirectly, of securities of the Bancorp representing 25% or more of the Bancorp’s outstanding securities ordinarily having the right to vote at the election of directors (excluding any securities purchased by the Bancorp’s employee stock ownership plan and trust or any other employee benefit plan of the Bancorp established from time to time); or

(6)	a proxy statement soliciting proxies from stockholders of the Bancorp is distributed by someone other than the current management of the Bancorp, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bancorp or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bancorp; or

(7)	a tender offer is made for 25% or more of the voting securities of the Bancorp and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

5.13 SECTION 409A COMPLIANCE

The Plan is intended to comply with the requirements of Section 409A. To the extent that any provision in the Plan is ambiguous as to its compliance with Section 409A, the provision shall be interpreted in a manner so that no payment due to any Participant hereunder shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each payment made under this Plan shall be treated as a separate payment. In no event may any person, directly or indirectly, designate the calendar year of any payment hereunder.

Approved by the Board of Directors on December 23, 2008.